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Contacts:
For investors:	Robert C. Weiner	For media:	Brian C. Kosoy
	Vice President, Investor Relations		Public Relations
	904-332-3287		904-332-4175

PSS WORLD MEDICAL ANNOUNCES PROPOSED OFFERING

OF $200 MILLION OF CONVERTIBLE SENIOR NOTES

Jacksonville, Florida (July 28, 2008) – PSS World Medical, Inc. (NASDAQ GS: PSSI) announced today its intention to offer, subject to market and other conditions, approximately $200 million aggregate principal amount of Convertible Senior Notes due 2014 through offerings to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes will be convertible, under certain circumstances, into cash up to the principal amount of the notes and shares of PSS World Medical common stock for any conversion value in excess of the principal amount. The Company also expects to grant the initial purchaser an option to purchase up to $30 million of additional notes. The interest rate, conversion price and other terms of the notes will be determined by negotiations between the Company and the initial purchaser of the notes.

PSS World Medical expects to use a portion of the net proceeds of the offering to repay its existing 2.25% Convertible Senior Notes on or before their redemption date of March 15, 2009 and to repurchase up to approximately $35 million of its common stock in privately negotiated transactions with institutional investors concurrently with this offering. In conjunction with this offering, the Company intends to enter into convertible note hedge transactions with the initial purchaser and/or its affiliates. The Company also intends to enter into a separate transaction with the initial purchaser and/or its affiliates to sell warrants to purchase its common stock. In addition to the above uses, it plans to use a portion of the net proceeds of the offering, and of the warrants that it expects to sell, to pay the costs of its hedge transactions. Remaining proceeds, if any, will be used for general corporate purposes. If the initial purchaser exercises its option to purchase additional notes, the Company intends to sell additional warrants and to use a portion of the net proceeds from the sale of the additional notes and from the sale of the additional warrants to increase the size of the convertible note hedge transactions.

The convertible note hedge transactions are intended to offset the potential dilution to PSS World Medical common stock upon potential future conversion of the notes. PSS World Medical has been advised that, in connection with establishing their initial hedge of the convertible note and warrant transactions previously referenced, the counterparties to those transactions expect to enter into various derivative transactions with respect to PSS World Medical common stock concurrently with or shortly after the pricing of the notes. These activities could have the effect of increasing or preventing a decline in the price of PSS World Medical common stock concurrently with or following the pricing of the notes. The counterparties may also enter into or unwind various transactions with respect to PSS World Medical common stock and purchase or sell PSS World Medical common stock in secondary market transactions following the pricing of the notes (and are likely to do so during any observation period relating to the conversion of notes), which may adversely affect the value of PSS World Medical common stock.

This notice does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities will be made only by means of a private offering circular. The securities and the shares of PSS World Medical common stock that would be issued upon conversion or exercise of the securities have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

PSS World Medical is a national distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, the Company has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

Certain statements in this release are “forward-looking statements” made pursuant to the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “expect,” “may,” “will,” “should,” “believe,” “plan,” “anticipate,” and “estimate” among others. Specifically, forward-looking statements in this release include the consummation of the offering, the use of proceeds of the offering, the Company’s intent to increase the size of the convertible note hedge transaction upon exercise of the overallotment option, and the counterparties’ entry into derivative transactions with respect to the Company’s common stock. These statements involve a number of risks and uncertainties, many of which are outside the control of the Company. Actual results may differ materially from those identified in the forward-looking statements. Among the factors that could cause results to differ materially are the following: the Company’s ability to successfully negotiate the terms of the notes and convertible note hedge transactions with the initial purchaser and/or its affiliates; fluctuations in the value of the Company’s common stock as a result of the proposed transactions; market reaction to this offering; unanticipated capital needs of the Company; fluctuating demand for the Company’s products and services; the Company’s ability to carry out its global sourcing strategy; customer credit quality and the Company’s ability to collect its accounts receivable; the Company’s ability to compete with other medical supply companies and direct manufacturers; increased operating costs, including fuel prices; the Company’s ability to obtain additional financing or react to market conditions; general business competitive and economic factors and conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the information in this press release except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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